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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF ORBCOMM Global, L.P.


NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION/FORMATION
------------------                      ---------------------------------------

ORBCOMM USA, L.P.                                    Delaware

ORBCOMM International Partners, L.P.                 Delaware

ORBCOMM Global Capital Corp.                         Delaware




                  SUBSIDIARIES OF ORBCOMM Global Capital Corp.

None